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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of The
                       Securities and Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 18, 2001



                            TRINITY INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                     1-6903                       75-0225040
(State of incorporation)      (Commission File No.)    (IRS Employer Identification No.)


    2525 Stemmons Freeway, Dallas, Texas                    75207-2401
   (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (214) 631-4420


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Item 5. Other Events

         The Board of Directors of the Registrant has determined that the next Annual Meeting of Stockholders will be held on May 13, 2002, which will be more than thirty days from the date of the last annual meeting. Accordingly, the Board of Directors of the Registrant has determined stockholder proposals to be included in the Registrant's Proxy Statement and form of proxy relating to the 2002 Annual Meeting must be received by the Registrant at its offices in Dallas, Texas, addressed to the Secretary of the Registrant, no later than December 13, 2001.

         Under the Bylaws of the Registrant, as amended on September 13, 2001, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at the 2002 Annual Meeting of Stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, and/or bring a proper subject of business before the meeting, must do so by a written notice to the Secretary of the Registrant and received on or before March 14, 2002, for the 2002 Annual Meeting. The Bylaws specify the information that must be contained or accompany the notice. Copies of the Registrant's Bylaws are available from the Secretary of the Registrant.


Item 8. Change in Fiscal Year

         On September 13, 2001, the Board of Directors of the Registrant changed the fiscal year end of the Registrant to December 31 from March 31, effective December 31, 2001. The Registrant will file the required transition report on Form 10-K covering the period beginning April 1, 2001 through December 31, 2001.



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         TRINITY INDUSTRIES, INC.



Date: September 18, 2001                  By: /S/ Michael G. Fortado
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                                              Michael G. Fortado
                                              Vice President, General
                                              Counsel, and Secretary